UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 9, 2011

Verigy Ltd.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including zip code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 28, 2011, Verigy Ltd. entered into an Implementation Agreement with Advantest Corporation pursuant to which Advantest proposes to acquire all outstanding Verigy ordinary shares (other than those held by Advantest and its subsidiaries) for $15 per share (the “Transaction”). The obligation of Advantest to consummate the transaction contemplated by the Implementation Agreement is conditioned on, among other things, expiration of the waiting period (and any extensions of such waiting period) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). On June 9, 2011, Verigy received notification from the United States Department of Justice, Antitrust Division, of the termination of the waiting period under the HSR Act with respect to the Transaction.

Additional Information and Where You Can Find It

In connection with the Transaction, Verigy filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) on May 20, 2011 and expects to hold a special court meeting of shareholders on June 17, 2011 to approve the Transaction. The proxy statement will be mailed to shareholders of record beginning on May 25, 2011. Investors and shareholders of Verigy are urged to read the proxy statement because it contains important information about Verigy and the Transaction. The proxy statement, and any other documents filed by Advantest or Verigy with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC by Advantest by contacting Advantest Investor Relations Section by e-mail at satsuki.tsuruta@jp.advantest.com or by telephone at (813) 214-7570, or filed with the SEC by Verigy by contacting Verigy Investor Relations by e-mail at annie@streetsmartir.com or by telephone at (415) 775-1788. Investors and shareholders are urged to read the proxy statement and the other relevant materials before making any decision with respect to the Transaction.

Each of Advantest, Verigy and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Verigy shareholders in favor of the Transaction. Information regarding Advantest’s directors and executive officers who may be considered to be participants is available in the Schedule 14A filed with the SEC by Advantest on March 22, 2011. Information about the directors and executive officers of Verigy and their respective interests in the proposed transaction is available in the definitive proxy statement filed by Verigy on May 20, 2011. As of May 16, 2011, Verigy’s directors and executive officers beneficially owned approximately 2,066,651 shares, or 3.3 percent, of Verigy’s ordinary shares. These documents are available free of charge at the SEC’s website at www.sec.gov and from Advantest and Verigy at the e-mail addresses and phone numbers listed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ MARGO M. SMITH
Margo M. Smith, Executive Vice President & General Counsel

Date: June 9, 2011